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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 20, 2004 (February 19, 2004)
Date of report

DIMON INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-25734, 001-13684	54-1746567
________________	_____________________________	____________________
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street Danville, Virginia 24541 (Address of principal executive offices)

(434) 792-7511 (Registrant's telephone number, including area code)

N/A (former name of former address, if changed since last report)

DIMON Incorporated and Subsidiaries

ITEM 9.	Regulation FD Disclosure.

          The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The furnishing of this report is not intended to constitute a determination by DIMON Incorporated that the information is material or that the dissemination of the information is required by Regulation FD.

On February 19, 2004, DIMON issued a press release. A copy of the press release is being furnished as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Item 9.

          DIMON regards any information provided in the press release to be current and accurate only as of the date of the press release and specifically disclaims any duty to update such information unless it is necessary to do so in accordance with applicable law.

          This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Risks and uncertainties include changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for the Company’s tobacco products, and the impact of regulation and litigation on the Company’s customers.  A further list and description of these risks, uncertainties and other factors can be found in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 and other filings with the Securities and Exchange Commission.  The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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DIMON Incorporated and Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2004	DIMON Incorporated
Registrant

By: /s/ Thomas G. Reynolds
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Thomas G. Reynolds Vice President - Controller (Principal Accounting Officer)

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DIMON Incorporated and Subsidiaries

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.

99.1	Press Release, dated February 19, 2004………………	5

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